EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Shane Whittle, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the quarterly report on Form 10-Q of Jammin Java  Corp. for the quarter ended October 31, 2009 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Jammin JavaCorp.

Dated: December 14, 2009

/s/ Shane Whittle
Shane Whittle
President, Secretary and Treasurer Chief Executive Officer (Principal Executive Officer Principal Financial Officer and Principal Accounting Officer)